          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1999
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                              ------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MUTUAL RISK MANAGEMENT LTD.
              (Exact Name of Registrant as Specified in Charter)

       BERMUDA                                           NONE
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                               44 CHURCH STREET
                            HAMILTON, BERMUDA HM 12
                                (441) 295-5688
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         1991 LONG TERM INCENTIVE PLAN
                           (FULL TITLE OF THE PLAN)
                               ----------------
                               JOHN KESSOCK, JR.
                     C\O COMMONWEALTH RISK SERVICES, L.P.
                               ONE LOGAN SQUARE
                                  SUITE 1500
                            PHILADELPHIA, PA 19103
                                (215) 963-1600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  COPIES  TO:

               RICHARD E. O'BRIEN                                 PETER O. CLAUSS, ESQUIRE
SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY              MATTHEW A. WOODWARD, ESQUIRE
          MUTUAL RISK MANAGEMENT LTD.                               PEPPER HAMILTON LLP
               44 CHURCH STREET                                    3000 TWO LOGAN SQUARE
            HAMILTON, BERMUDA HM 12                                 18TH & ARCH STREETS
               (441) 295-5688                                     PHILADELPHIA, PA  19103

                        CALCULATION OF REGISTRATION FEE

                                             PROPOSED          PROPOSED
                                             MAXIMUM           MAXIMUM
TITLE OF SHARES TO BE     AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING   AMOUNT OF
REGISTERED                REGISTERED(1)      PER SHARE(2)      PRICE(2)             REGISTRATION FEE
Common Stock                   4,433,334           $39.50         $175,116,693            $48,683

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of: (a) interests to be offered or sold pursuant to the 1991 Long Term Incentive Plan described herein, and (b) additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1991 Long Term Incentive Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.
(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                Explanatory Note
                                ----------------

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, par value $.01 per share, of Mutual Risk Management Ltd. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company (Registration No. 33-55282) relating to the Company's 1991 Long Term Incentive Plan, the contents of which Registration Statement, as amended, are incorporated by reference into this Registration Statement.


Item 8.  Exhibits.

  Exhibit No.          Description
  -----------          -----------

     5                 Opinion of Conyers Dill & Pearman.

     23.1              Consent of Ernst & Young.

     23.2              Consent of Conyers Dill & Pearman is contained in Exhibit
                       5.

     24 Power of Attorney (included in the signature page of this Registration Statement).

                                   SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hamilton, Bermuda on this 28th day of April, 1999.

                           MUTUAL RISK MANAGEMENT LTD.


                            By:   /s/ Robert A. Mulderig
                                 ------------------------------------
                                 Robert A. Mulderig
                                 Chairman and Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned Mutual Risk Management Ltd., a Bermuda corporation ("MRM"), and the undersigned directors and officers of MRM hereby constitute and appoint Richard E. O'Brien, with full power of substitution and resubstitution, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of MRM, or by attesting the seal of MRM or otherwise), any and all instruments and documents which said attorney and agent may deem necessary or advisable and may be required to enable MRM and the 1991 Long Term Incentive Plan (the "Plan") to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission ("Commission") in respect thereof, in connection with the Plan and shares of Common Stock of MRM offered pursuant to or in connection with the Plan, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of MRM and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements, and all amendments and supplements thereto, on Form S-8 or S-8/S-3 or on any other appropriate Form, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                        Title                                          Date
---------                        -----                                          ----

 /s/ Robert A. Mulderig          Chairman and Chief Executive Officer           April 28, 1999
--------------------------          (Principal Executive Officer)
Robert A. Mulderig

/s/ John Kessock, Jr.            President, Director and Authorized             April 28, 1999
--------------------------               U.S. Representative
John Kessock, Jr.

 /s/ Richard G. Turner           Executive Vice President and Director          April 28, 1999
--------------------------
Richard G. Turner

Signature                        Title                                          Date
---------                        -----                                          ----

/s/ Glenn R. Partridge           Executive Vice President and Director          April 28, 1999
--------------------------
Glenn R. Partridge

 /s/ James C. Kelly              Chief Financial Officer                        April 28, 1999
--------------------------         (Principal Financial and Accounting Officer)
James C. Kelly

 /s/ Roger E. Dailey             Director                                       April 28, 1999
--------------------------
Roger E. Dailey

 /s/ David J. Doyle              Director                                       April 28, 1999
--------------------------
David J. Doyle

                                 Director                                       April 28, 1999
--------------------------
Arthur E. Engel

                                 Director                                       April 28, 1999
--------------------------
Allan W. Fulkerson

 /s/ William Galtney, Jr.        Director                                       April 28, 1999
--------------------------
William F. Galtney, Jr.

 /s/ Beverly H. Patrick          Director                                       April 28, 1999
--------------------------
Beverly H. Patrick

                                 Director                                       April 28, 1999
--------------------------
Jerry S. Rosenbloom

/s/ Joseph D. Sargent            Director                                       April 28, 1999
--------------------------
Joseph D. Sargent

                                 Director                                       April 28, 1999
--------------------------
Norman L. Rosenthal

  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 28th day of April, 1999.

                                 1991 LONG TERM INCENTIVE PLAN

                                 By:  COMPENSATION COMMITTEE,
                                 Plan Administrator

                                  By: /s/ Beverly H. Patrick
                                      ---------------------------------------
                                      Beverly H. Patrick
                                      Committee Member

                               Index of Exhibits


Exhibit No.        Description
-----------        -----------

     5             Opinion of  Conyers Dill & Pearman.

    23.1           Consents of Ernst & Young.

    23.2           Consent of Conyers Dill & Pearman (contained in Exhibit 5).

    24 Power of Attorney (included in the signature page of this Registration Statement).